                                                                     EXHIBIT (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement on Form N-1A of our reports dated  February 14, 2006,  relating to the financial  statements and financial  highlights which appear in the December 31,
2005 Annual  Reports to  Shareholders  of the  Disciplined  Growth Fund,  Equity
Growth Fund, Global Gold Fund, Income & Growth Fund, Long-Short Equity Fund,
Small Company Fund, and Utilities Fund which are also  incorporated by reference into the Registration  Statement.  We also consent to the references to us under the headings  "Independent  Registered  Public  Accounting  Firm" and "Financial
Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
----------------------------------------
PricewaterhouseCoopers LLP

Kansas City, Missouri
November 22, 2006